Exhibit U

34.  Attach as Exhibit U copies of ALL contracts governing the terms by which persons may subscribe to the security-based swap data repository services and any ancillary services provided by the applicant. To the extent that form contracts are used by the applicant, submit a sample of each type of form contract used.
1. DDR Repository User Agreement (customer agreement, see Exhibit U1)
2. View Only Repository User Agreement (non reporting party type of customer agreement (typically end users), see Exhibit U2)
3. DDR User Supplement to DTCC Non-U.S. User Agreement (customer agreement for customers who have already signed on to a DDR affiliated trade repository, see Exhibit U3)
4. DDR Annex 1 Cross Asset Service Request Form (service request form annex for use with customer agreements, two versions one for Asset Managers one for Non-Asset Managers, see Exhibit U4  and U5)
5. Third-Party Submitter Authorization Supplement to the Repository User Agreement (customer authorization of submission through a customer vendor, see Exhibit  U6)
6. DTCC Derivatives Repository LTD, DTCC Data Repository (U.S.) LLC Third Party Provider Agreement (vendor agreement for vendor's customer, see Exhibit U7)